Exhibit 1
                                                                       ---------

                 Consent of DB U.S. Financial Markets Holding Corporation
                 --------------------------------------------------------

     The undersigned agrees that the Schedule 13D executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG and DB U.S. Financial Markets Holding Corporation pursuant to Rule 13d-(f)(1) of the Securities Exchange Act of 1934.

Dated:  June 23, 2000



                               DB U.S. FINANCIAL MARKETS HOLDING CORPORATION


                               By: /s/ James T. Byrne, Jr.
                                   -----------------------
                               Name:  James T. Byrne, Jr.
                               Title: Managing Director